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                                                                   EXHIBIT 10.24


                                  N-MER, INC.

                                OPTION AGREEMENT

        This Option Agreement (the "Agreement") is entered into as of October 24, 2001, among Callida Genomics, Inc., a Delaware corporation ("CGI"), N-Mer, Inc., a Delaware corporation ("N-Mer"), and Affymetrix, Inc., a Delaware corporation ("Affymetrix").

                                    RECITALS

        WHEREAS, CGI, Hyseq, Inc., a Nevada corporation ("Hyseq"), and Affymetrix have entered into the Preferred Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement");

        WHEREAS, N-Mer and Affymetrix have entered into the Product Development and Supply Agreement, dated as of the date hereof (the "Supply Agreement"), and the Product Solicitation Agreement, dated as of the date hereof (the "Product Solicitation Agreement");

        WHEREAS, this Agreement is being entered into in order to induce Affymetrix to enter into the Stock Purchase Agreement, Supply Agreement and Product Solicitation Agreement and to consummate the transactions contemplated thereby;

        WHEREAS, N-Mer is a wholly-owned subsidiary of CGI; and

        WHEREAS, CGI wishes to grant Affymetrix an option to acquire 81% of the capital stock of N-Mer.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

               SECTION 1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

        "Affiliate" shall mean with respect to any Person (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, (ii) or any other Person owning or controlling 25% or more of the outstanding voting securities of or other ownership interest in such Person or (iii) any officer, director, general partner, managing partner or member of such Person.

        "Business Day" shall mean a day other than a Saturday or Sunday on which commercial banks in New York, New York are not required or permitted under applicable laws or regulations to close.

        "Capital Lease Obligations" shall mean, with respect to any Person, the obligation of such Person to pay rent or other amounts under any lease with respect to any property (whether

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real, personal or mixed) acquired or leased by such Person that is required to be accounted for under generally accepted accounting principles as a liability on a consolidated balance sheet of such Person.

        "CGI Shares" shall mean (i) all shares of Series A-1 Preferred Stock, par value $0.001 per share, of CGI purchased on the Effective Date by Affymetrix pursuant to the Stock Purchase Agreement, (ii) all Additional Shares (as such term is defined in the Stock Purchase Agreement) purchased by Affymetrix in a Qualified Financing pursuant to Article VI of the Stock Purchase Agreement,
(iii) any shares of common stock, par value $0.001 per share, of CGI issued upon conversion of the foregoing and (iv) any securities issued successively in exchange for or in respect of the foregoing, whether pursuant to a merger or consolidation, as a result of any successive stock split or reclassification of, or stock dividend on, any of the foregoing or otherwise.

        "Closing" shall have the meaning set forth in Section 2.3.

        "Closing Date" shall mean the date of the Closing.

        "Common Stock" shall mean the shares of common stock, par value $0.001 per share, of N-Mer.

        "Co-Sale Consideration" shall mean the gross cash and other property received as consideration by Affymetrix for the CGI Shares transferred by Affymetrix in exercise of its co-sale rights under Section 2.1 of the CGI Stockholders Agreement, which consideration shall be prior to the payment of all fees, expenses, taxes and other charges paid by Affymetrix in respect thereof.

        "Cumulative N-Mer Array Program Investment" shall mean the cumulative operating expenses incurred and recognized by N-Mer as reflected in the Income Statement.

        "Effective Date" shall mean the Closing Date (as such term is defined in the Stock Purchase Agreement).

        "Excess Indebtedness" shall mean (i) the amount of Indebtedness of N-Mer as of the Closing minus (ii) $1,000,000.

        "Equity Securities" shall mean any securities having voting rights in the election of the Board of Directors of CGI not contingent upon default, or any securities evidencing an ownership interest in CGI, or any securities convertible into or exercisable for any shares of the foregoing, or any agreement or commitment to issue any of the foregoing, including, without limitation, Common Stock and Preferred Stock, par value $0.001 per share, of CGI.

        "Exercise Notice" shall have the meaning set forth in Section 2.2.

        "First Period" shall mean the period commencing on the Effective Date and ending on the third anniversary of this Agreement.

        "CGI Stockholders Agreement" shall mean the Stockholders Agreement, dated as of the date hereof, among CGI, Hyseq and Affymetrix.


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        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

        "Income Statement" means a statement of income prepared in accordance with generally accepted accounting principles consistently applied for the period from the date of this Agreement to the date of delivery of the Exercise Notice.

        "Indebtedness" shall mean, with respect to any Person, (i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services (including all obligations, contingent or otherwise, of such Person in connection with letters of credit, bankers' acceptances, Interest Rate Protection Agreement or other similar instruments, including currency swaps) other than indebtedness to trade creditors and service providers incurred in the ordinary course of business and payable on usual and customary terms,
(ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the remedies available to the seller or lender under such agreement are limited to repossession or sale of such property), (iv) all Capital Lease Obligations of such Person, (v) all obligations of the types described in clauses (i), (ii), (iii) or (iv) above secured by (or for which the obligee has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property (including accounts, contract rights and other intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vi) all preferred stock issued by such Person which is redeemable, prior to full satisfaction of the Company's obligations under this Promissory Note, other than at the option of such Person, (vii) all Indebtedness of others subject to a Third Party Guaranty by such Person and (viii) all Indebtedness of any partnership of which such Person is a general partner.

        "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement or similar hedging arrangement used by a Person to fix or cap a floating rate of interest on Indebtedness to a negotiated maximum rate or amount.

        "Lien" shall mean a charge, mortgage, pledge, security interest, restriction, claim, lien, encumbrance or adverse claim of any nature whatsoever (other than any restrictions on transfer under state and/or federal securities laws).

        "N-Mer Field" shall mean have the meaning ascribed to such term in the Product Development and Supply Agreement, dated as of the date hereof, between N-Mer and Affymetrix.

        "Notice of Disagreement" shall have the meaning set forth in Section
2.2.

        "Option" shall have the meaning set forth in Section 2.1.

        "Option Purchase Price" shall have the meaning set forth in Section 2.1.

        "Option Shares" shall mean 81% of the total number of shares of Common Stock outstanding on the Closing Date.


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        "Person" shall mean an individual, corporation (including any non-profit corporation), association, general or limited partnership, organization, business, firm, limited liability company, joint venture, trust, estate, or other entity, association or organization, whether constituting a separate legal entity or not.

        "Qualified Financing" shall have the meaning ascribed to such term in the Stock Purchase Agreement.

        "Securities Act" shall have the meaning set forth in Section 4.2.

        "Second Period" shall mean the period commencing on the first day following the end of the First Period and ending on the date that is one year after the commencement of the Second Period.

        "Term" means the First Period, the Second Period and the Third Period.

        "Third Period" shall mean the period commencing on the first day following the end of the Second Period and ending at 11:59 p.m., California time, on the date that is one year after the commencement of the Third Period.

        "Third Party Guaranty" means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness of (iii) to maintain working capital, equity capital or the financial condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness.

        "Work Plan" shall have the meaning ascribed to such term in the Supply Agreement.

                                   ARTICLE II

                                 TERMS OF OPTION

               SECTION 2.1 GRANT OF OPTION. (a) CGI hereby grants Affymetrix an option to purchase the Option Shares at the purchase price set forth below and subject to the other terms and conditions set forth herein (the "Option").

               (b) The purchase price for the Option Shares ("Option Purchase Price") shall consist of securities and cash as follows:

                      (i) (A) If Affymetrix has not transferred any CGI Shares in exercise of its co-sale rights under Section 2.1 of the CGI Stockholders Agreement, all CGI Shares; or



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                          (B) If Affymetrix has transferred any of the CGI
        Shares in exercise of its co-sale rights under Section 2.1 of the CGI Stockholders Agreement, (1) the Co-Sale Consideration and (2) any CGI Shares not transferred by Affymetrix in exercise of such co-sale rights; and

                     (ii) (A) If the Option is exercised during the First Period, an amount of cash equal to (1) $32 million minus (2) the Excess Indebtedness;

                          (B) If the Option is exercised during the Second Period, an amount of cash equal to (1) the lesser of (x) the product of $32 million multiplied by a fraction, the numerator of which is the Cumulative N-Mer Array Program Investment and the denominator of which is $20 million or (y) $48 million minus (2) the Excess Indebtedness; or

                          (C) If the Option is exercised during the Third Period, an amount of cash equal to (1) the lesser of (x) the product of $36.8 million multiplied by a fraction, the numerator of which is the Cumulative N-Mer Array Program Investment and the denominator of which is $20 million or (y) $48 million minus (2) the Excess Indebtedness.

               SECTION 2.2 EXERCISE OF OPTION. (a) The Option shall be exercisable, for all but not less than all of the Option Shares, at any time during the Term. Affymetrix may exercise the Option by delivering a written notice to CGI in substantially the form attached hereto as Annex A (the "Exercise Notice"). Delivery of the Exercise Notice shall constitute an irrevocable and binding commitment by Affymetrix to purchase from CGI, and a binding obligation of CGI to sell to Affymetrix, the Option Shares.

               (b) CGI shall use commercially reasonable efforts to deliver the Income Statement to Affymetrix within ten (10) Business Days after receipt by CGI of the Exercise Notice. If Affymetrix elects to dispute any part of the Income Statement prior to the Closing, Affymetrix shall, not later than 5 p.m. California time on the fifth (5th) Business Day following delivery by CGI of the Income Statement to Affymetrix, deliver written notice to CGI of its intention to dispute the Income Statement ("Notice of Disagreement"). Promptly following receipt by CGI of a Notice of Disagreement, the Chief Financial Officers of CGI and Affymetrix shall meet together and attempt to resolve in good faith any dispute set forth therein. CGI and Affymetrix agree that the Income Statement shall be considered purely for the purposes of calculating the Option Purchase Price and for no other purpose.

               SECTION 2.3 CLOSING. Subject to obtaining any required regulatory approvals and the expiration or termination of any waiting period applicable to the sale of the Option Shares under the HSR Act, the closing (the "Closing") of the purchase and sale of the Option Shares shall take place as soon as practicable after the earlier of (i) if a Notice of Disagreement is delivered, resolution of any dispute in respect of the Income Statement and (ii) if a Notice of Disagreement is not delivered, the lapse of the five (5) Business Day period provided for the delivery of a Notice of Disagreement, or such other date as Affymetrix and CGI shall mutually agree. The Closing shall be held at 10:00 a.m., local time, at the principal office of N-Mer. At such Closing, (i) CGI shall deliver to Affymetrix certificates or other documents evidencing the


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Option Shares being sold, free and clear of any Liens (and CGI hereby represents and warrants to Affymetrix that such Option Shares shall, immediately prior to such sale, be so free and clear of Liens and that it shall have good and marketable title to such Option Shares), (ii) Affymetrix shall deliver to CGI the cash consideration to be paid for the Option Shares in accordance with
Section 2.1 in cash by wire transfer in immediately available funds to an account specified by CGI to Affymetrix not less than five (5) days prior to such Closing and all Co-Sale Consideration deliverable pursuant to Section 2.1(b)(i)(B), (iii) Affymetrix shall deliver to CGI certificates or other documents evidencing the CGI Shares to be delivered by Affymetrix pursuant to
Section 2.1(b) free and clear of any Liens (and Affymetrix hereby represents and warrants to CGI that such CGI Shares shall, immediately prior to such delivery, be so free and clear of Liens), (iv) N-Mer shall duly record the transfer on its books and records, (v) N-Mer, CGI and Affymetrix shall enter into a Stockholders' Agreement in substantially the form attached hereto as Annex B and a Registration Rights Agreement in substantially the form attached hereto as Annex C and (vi) N-Mer, CGI and Affymetrix shall execute such other documents and take such other action as shall be reasonably necessary to consummate the purchase and sale of the Option Shares on the terms contemplated by this Article II.

        SECTION 2.4 AMENDMENT OF LICENSE AGREEMENT. If the Option is exercised during the Second Period or the Third Period and a Qualified Financing has not occurred prior to the Closing, then the License Agreement, dated as of the date hereof, between CGI and N-Mer shall be deemed amended as of the Closing such that Section 3.5 of such agreement is deleted in its entirety.



                                   ARTICLE III

                           COVENANTS OF CGI AND N-MER

        SECTION 3.1 RESTRICTIONS ON TRANSFER AND ISSUANCE OF COMMON STOCK.

        CGI shall not, directly or indirectly, sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or otherwise encumber, any of the shares of Common Stock. N-Mer shall not issue equity securities (including, without limitation, Common Stock) or securities convertible into equity securities to any Person; provided, however, that N-Mer may issue Common Stock to CGI.

        SECTION 3.2 BASIC FINANCIAL INFORMATION AND REPORTING.

                    (a) N-Mer will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied.

                    (b) As soon as practicable after the end of each fiscal year of N-Mer, and in any event within ninety (90) days thereafter, N-Mer will furnish Affymetrix a consolidated balance sheet of N-Mer, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of N-Mer, for such year, all prepared in accordance with generally accepted accounting principles consistently


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        applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. As soon as practicable after the end of each fiscal year of N-Mer, and in any event within ninety (90) days thereafter, N-Mer will furnish Affymetrix a detailed schedule of the all amounts paid to each of Hyseq, CGI and Affymetrix during such year. Such financial statements and schedule shall be accompanied by a report and opinion thereon by independent public accountants selected by N-Mer's Board of Directors.

                      (c) N-Mer will furnish Affymetrix, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of N-Mer, and in any event within forty-five
        (45) days thereafter, a consolidated balance sheet of N-Mer as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of N-Mer for such period and for the current fiscal year to date, certified by an executive officer of N-Mer and prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and normal, recurring year-end audit adjustments may not have been made. N-Mer will also furnish Affymetrix, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of N-Mer, and in any event within forty-five (45) days thereafter, a detailed schedule of the all amounts paid to each of Hyseq, CGI and Affymetrix during such quarterly period, certified by an executive officer of N-Mer.

                      (d) N-Mer will furnish Affymetrix, as soon as practicable after the end of each of the first two months in each fiscal quarter, and in any event within fifteen (15) days thereafter, a consolidated balance sheet of N-Mer as of the end of each such monthly period, and a consolidated statement of income and a consolidated statement of cash flows of N-Mer for such period and for the current fiscal year to date, certified by an executive officer of N-Mer and prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and normal, recurring year-end audit adjustments may not have been made. N-Mer will also furnish Affymetrix, as soon as practicable after the end of each month, and in any event together with the financial statements furnished under Sections 3.2(b), (c) and (d), a detailed schedule of all amounts paid by N-Mer to each of Hyseq, CGI and Affymetrix and their respective Affiliates during such monthly period together with a detailed description of the basis for such payments (including the methodology used for allocating costs to N-Mer), certified by an executive officer of N-Mer.

               SECTION 3.3 INSPECTION RIGHTS. Affymetrix (including its officers, employees, counsel, accountants and other representatives) shall have the right to visit and inspect any of the properties of N-Mer or any of its subsidiaries, and to discuss the affairs, finances and accounts of N-Mer or any of its subsidiaries with its officers and employees, and to review such books, contracts, records and other information as is reasonably requested all at such reasonable times and as often as may be reasonably requested.

               SECTION 3.4 AFFILIATE TRANSACTIONS. Neither N-Mer nor any of its subsidiaries shall enter into any contract or transaction with or for the direct or indirect benefit of, or pay or provide any money or other form of consideration, directly or indirectly, to or for the benefit of,


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or assume, guarantee or otherwise become liable for any indebtedness or other obligation of, or sell, lease (as lessor or lessee), transfer, give or otherwise assign or acquire any properties or assets, tangible or intangible, or services to or from, CGI or Hyseq or any of their respective Affiliates which is not in the ordinary course of business on terms at least as favorable to N-Mer or such subsidiary as an arm's-length arrangement or which is not in accordance with the Work Plan.

               SECTION 3.5 LIMITATIONS ON LINE OF BUSINESS. N-Mer shall be primarily engaged in the N-Mer Field and shall pursue its business solely in accordance with the Work Plan, and shall not engage in any activities that are not directly related to the N-Mer Field and not in accordance with the Work Plan.

               SECTION 3.6 LIMITATIONS ON CERTAIN ACTIVITIES. Neither N-Mer nor any of its subsidiaries shall take any action in respect of, and CGI shall not cause N-Mer to take any action in respect of, (i) the adoption, amendment, alteration or repeal of any provision or term of any certificate of incorporation or bylaws (or similar constituent documents) for N-Mer or any of its subsidiaries; (ii) any merger or consolidation involving N-Mer (other than any merger or consolidation of a wholly-owned subsidiary of N-Mer with or into N-Mer or another wholly-owned subsidiary of N-Mer); (iii) any reorganization, dissolution, liquidation or other winding-up or termination of N-Mer or any of its subsidiaries; (iv) the redemption, purchase, repurchase or other acquisition for value any equity securities of N-Mer or any of its subsidiaries (except for acquisitions of common stock by N-Mer pursuant to restricted stock, employment or consulting agreements which permit N-Mer to repurchase such shares upon termination of services to N-Mer or in exercise of N-Mer's right of first refusal upon a proposed transfer); (v) the payment or declaration of any dividend or distribution on any of equity securities of N-Mer (other than a dividend payable solely in common stock of N-Mer); and (vi) entering into, assuming or becoming bound by any contract to do any of the foregoing or otherwise attempting to do any of the foregoing, either directly or indirectly.

               SECTION 3.7 TERMINATION OF COVENANTS. The covenants of CGI and N-Mer set forth in this Article III shall terminate upon the earlier of (i) the expiration of the Term and (ii) the Closing.



                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

               SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF CGI AND N-MER.

               CGI and N-Mer, jointly and severally, hereby represent and warrant to Affymetrix as follows:

                    (a) ORGANIZATION AND GOOD STANDING. Each of CGI and N-Mer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of CGI and N-Mer has all requisite corporate power and authority to execute and deliver this Agreement and to carry out the provisions of this Agreement.


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                    (b) CAPITALIZATION; VOTING RIGHTS. The authorized capital
        stock of N-Mer, as of the date of this Agreement, consist of 1,000 shares of Common Stock, of which 100 shares (the "Outstanding Shares") are issued and outstanding. All of the Outstanding Shares are owned by CGI. Except as may be granted pursuant to this Agreement, there are no outstanding options, warrants, puts, calls, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from N-Mer or CGI of any securities of N-Mer. The Outstanding Shares have been duly authorized, validly issued (including, without limitation, issued in compliance with applicable state and federal securities laws), fully paid and nonassessable and are, and shall be immediately prior to Closing, free of any Liens.

                    (c) AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of each of CGI and N-Mer, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of each of CGI and N-Mer hereunder and the sale and delivery of the Option Shares pursuant hereto has been taken. This Agreement is the valid and legally binding obligation of each of CGI and N-Mer enforceable against each of CGI and N-Mer in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) as limited by general principles of equity that restrict the availability of specific performance, injunctive relief or other equitable remedies. The sale of the Option Shares will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

                    (d) COMPLIANCE WITH OTHER INSTRUMENTS. Neither CGI nor N-Mer is in violation or default and the execution and delivery of this Agreement and the performance of their respective obligations hereunder will not violate or cause a default under, or otherwise conflict with, any term of the Certificate of Incorporation or Bylaws of CGI or N-Mer, or of any provision of any mortgage, indenture, agreement, instrument or contract to which CGI or N-Mer is a party or by which CGI or N-Mer is bound. The execution, delivery and performance of and compliance with this Agreement, and the sale of the Option Shares pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any Lien upon any of the properties or assets of CGI or N-Mer.

                    (e) COMPLIANCE WITH LAWS; PERMITS. Neither CGI nor N-Mer is in violation of, and the execution and delivery of this Agreement and the performance by each of CGI and N-Mer of its obligations hereunder will not violate, any statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, financial condition, results of operations or prospects of either CGI or N-Mer. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the offer, sale and delivery of the

        Option Shares, or the other transactions to be consummated at the Closing, as contemplated in this Agreement, except for such orders, permissions, consents, approvals or authorizations as may be required under applicable federal or state securities laws.

               SECTION 4.2 REPRESENTATIONS AND WARRANTIES OF AFFYMETRIX.

               Affymetrix hereby represents and warrants to CGI and N-Mer as follows:

                      (a) AUTHORIZATION; BINDING OBLIGATIONS. Affymetrix has all necessary power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. All actions on the part of Affymetrix required for the due authorization, execution and delivery of this Agreement have been taken. This Agreement is the valid and legally binding obligation of Affymetrix, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and (ii) as limited by general principles of equity that restrict the availability of specific performance, injunctive relief or other equitable remedies.

                      (b) PURCHASE ENTIRELY FOR OWN ACCOUNT. Affymetrix is acquiring the Option, and will acquire the Option Shares (together with the Option, the "Securities"), for its own account, not as a nominee or agent, for investment and not with a view to the resale or distribution of any part thereof.

                      (c) INVESTMENT EXPERIENCE. Affymetrix is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"). Affymetrix has such knowledge and experience in financial and business matters that Affymetrix is capable of evaluating the merits and risks of the investment contemplated hereby and otherwise to protect its own interests in connection with the purchase of the Securities.

                      (d) RESTRICTED SECURITIES. Affymetrix understands that the Securities are being offered in transactions not involving any public offering in the United States within the meaning of the Securities Act, that the Securities have not been registered under the Securities Act and that Affymetrix may not resell, pledge or otherwise transfer any Securities except (A) pursuant to an effective registration statement under the Securities Act, (B) in an offshore transaction complying with Rule 904 of Regulation S under the Securities Act, or (C) pursuant to another applicable exemption from registration.

                      (e) NO PUBLIC MARKET. Affymetrix understands that no public market now exists for any of the securities issued by N-Mer and that neither N-Mer nor CGI has made any assurances that a public market will ever exist for such securities.

                      (f) LEGENDS. Affymetrix understands that the Option Shares, and any securities issue in respect thereof or in exchange therefor, may bear the following legend until such time, if any, as (A) the Option Shares or such securities (i) are sold in compliance with Rule 144 under the Securities Act (or a comparable successor provision) or pursuant to an effective registration statement under the Securities Act or (ii) are eligible for sale pursuant to Rule 144(k) under the Securities Act (or a comparable successor provision), or (B) the Company receives an opinion of counsel reasonably acceptable to it to the effect that such legend may be removed:

               "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) IF REGISTERED UNDER THE SECURITIES ACT OR (2) IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION (IT BEING UNDERSTOOD THAT NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF AN EXEMPTION) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

               The Shares will also bear any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

                      (g) LIENS. The CGI Shares held by Affymetrix on the Closing Date are held by it free and clear of any Liens.


                                    ARTICLE V

                                  MISCELLANEOUS

               SECTION 5.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California without regard to the conflicts of laws principles thereof.

               SECTION 5.2 SURVIVAL; INDEMNIFICATION. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing. Each party agrees to indemnify each other party against any and all claims, demands, losses, damages, liabilities, lawsuits, and other proceedings, judgments and awards, and costs and expenses (including reasonable attorneys' fees and expenses) incurred by such other party or any Affiliate of such other party arising from any breach by such party of any of its representations, warranties, covenants or agreements in this Agreement.

               SECTION 5.3 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the parties and their successors and permitted assigns. Except as otherwise expressly provided herein, the rights and obligations hereunder may not be assigned or delegated by any party hereto without the prior written consent of each other party; provided, however, that Affymetrix may assign this Agreement to any of its Affiliates or to any Person (or any of such Person's Affiliates) that consolidates or merges with or into, or otherwise acquires, Affymetrix or the business of Affymetrix to which this Agreement relates or purchases, leases or otherwise acquires all or substantially all of the assets of Affymetrix or the assets of that part of the business of Affymetrix to which this Agreement relates. Any assignment or delegation contrary to the provisions hereof shall be null and void.

               SECTION 5.4 ENTIRE AGREEMENT. This Agreement, together with the Letter Agreement, dated as of the date hereof, among CGI, Affymetrix, N-Mer and Hyseq, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

               SECTION 5.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 5.6 AMENDMENT AND WAIVER. This Agreement may be amended or modified, and any term or provision of this Agreement may be waived, only upon the written consent of the parties hereto.

               SECTION 5.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to a party, upon any breach, default or noncompliance by the party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on either party's part of any breach, default or noncompliance under this Agreement or any waiver on such party's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

               SECTION 5.8 NOTICES. All notices, consents or other communications shall be in writing, and shall be deemed to have been duly given and delivered when delivered by hand, or when mailed by registered or certified mail, return receipt requested, postage prepaid, or when received via telecopy, telex or other electronic transmission, in all cases addressed to the party for whom intended at its address set forth below:

              If to CGI:

                         Callida Genomics, Inc.
                         670 Almanor Avenue
                         Sunnyvale, California 94085

                         Telephone:   (408) 524-8100
                         Facsimile:   (408) 524-8141
                         Attention:   Dr. Radoje Drmanac

              If to N-Mer:

                         N-Mer, Inc.
                         670 Almanor Avenue
                         Sunnyvale, California 94085

                         Telephone:   (408) 524-8100

                         Facsimile:   (408) 524-8141
                         Attention:   Dr. Radoje Drmanac

              with a copy to (which shall not constitute notice):

                         Latham & Watkins
                         135 Commonwealth Drive
                         Menlo Park, California  94025

                         Telephone:   (650) 328-4600
                         Facsimile:   (650) 463-2600
                         Attention:   Alan C. Mendelson, Esq.

              If to Affymetrix:

                         Affymetrix, Inc.
                         3380 Central Expressway
                         Santa Clara, California  95051

                         Telephone:   (408) 731-5000
                         Facsimile:   (408) 731-5394
                         Attention:   General Counsel

              with a copy to (which shall not constitute notice):

                         Sullivan & Cromwell
                         1870 Embarcadero Road
                         Palo Alto, California  94303

                         Telephone:   (650) 461-5600
                         Facsimile:   (650) 461-5700
                         Attention:   John L. Savva, Esq.


or such other address as a party shall have designated by notice in writing to the other party given in the manner provided by this Section.

               SECTION 5.9 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

               SECTION 5.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

               SECTION 5.11 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein.

               SECTION 5.12 EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and all of the transactions contemplated herein.

               SECTION 5.13 ATTORNEY'S FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               SECTION 5.14 FURTHER ASSURANCES. Each party shall use its respective reasonable efforts at any time and from time to time to execute and deliver to the applicable party such further documents and instruments and to take all such further actions as such other party to this Agreement reasonably may request to consummate the transactions contemplated by this Agreement.

               SECTION 5.15 REQUIRED APPROVALS As promptly as practicable after the delivery of the Exercise Notice, CGI shall, and shall cause N-Mer to, make all filings required to be made by them in order to consummate the sale of the Option Shares to Affymetrix (including all filings under the HSR Act). Between the date of the delivery of the Exercise Notice and the Closing Date, CGI shall, and shall cause N-Mer to, cooperate with Affymetrix with respect to all filings that Affymetrix reasonably elects to make or is required to make in connection with the sale of the Option Shares to Affymetrix (including taking all actions reasonably requested by Affymetrix to cause early termination of any applicable waiting period under the HSR Act).

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

                                            CALLIDA GENOMICS, INC.

                                            By: /s/ George B. Rathmann
                                                --------------------------------
                                                Name:  George B. Rathmann
                                                Title: Chairman and Interim
                                                       Chief Executive Officer


                                            N-MER, INC.

                                            By: /s/ George B. Rathmann
                                                --------------------------------
                                                Name:  George B. Rathmann
                                                Title: Chairman and Interim
                                                       Chief Executive Officer


                                            AFFYMETRIX, INC.

                                            By: /s/ Barbara A. Caulfield
                                                --------------------------------
                                                Name:  Barbara A. Caulfield
                                                Title: Executive Vice President
                                                       and General Counsel






                             (Signature page to Option Agreement)

                               NOTICE OF EXERCISE

        The undersigned ______________________, a__ , pursuant to the provisions of that certain Option Agreement, entered into as of October __, 2001 (the "Agreement"), among Callida Genomics, Inc., a Delaware corporation ("CGI"), N-Mer, Inc., a Delaware corporation ("N-Mer"), and Affymetrix, Inc., a Delaware corporation ("Affymetrix"), hereby agrees to purchase [81] shares of Common Stock, par value $0.001 per share, of N-Mer.

        The undersigned further acknowledges that it has reviewed the representations and warranties contained in Section 4.2 of the Agreement and by its signature below hereby makes such representations and warranties to CGI and agrees to be bound by all the terms and conditions contained in the Agreement.

Dated: __________________                   [AFFYMETRIX, INC.]



                                            __________________________________
                                            Name:
                                            Title:

                        AMENDMENT TO THE OPTION AGREEMENT

        This Amendment to the Option Agreement (this "Amendment") is entered into as of November 13, 2001, among Callida Genomics, Inc., a Delaware corporation ("CGI"), N-Mer, Inc., a Delaware corporation ("N-Mer"), and Affymetrix, Inc., a Delaware corporation ("Affymetrix").

        WHEREAS, CGI, N-Mer and Affymetrix entered into the Option Agreement (the "Agreement") on October 24, 2001; and

        WHEREAS, the parties hereto desire to correct a mistake in Section 4.1(b) of the Agreement relating to the capitalization of N-Mer.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

        1. AMENDMENT TO SECTION 4.1(b) OF THE AGREEMENT. Section 4.1(b) of the Agreement is hereby amended to replace the number "1,000" appearing in the first sentence of such section with the number "100".

        2. NO OTHER AMENDMENTS; EFFECT OF AMENDMENT. Except as expressly amended by Section 1 of this Amendment, the Agreement shall remain in full force and effect in the form in which it existed immediately prior to the execution and delivery of this Amendment. This Amendment shall be deemed effective, and
Section 4.1(b) shall be deemed amended, for all purposes, as of the time of first signing of the Agreement.

        3. GOVERNING LAW. This Amendment shall be governed in all respects by the laws of the State of California without regard to the conflicts of laws principles thereof.

        4. ENTIRE AGREEMENT. This Amendment, together with the Agreement and the Letter Agreement, dated as of October 24, 2001, among CGI, Affymetrix, N-Mer and Hyseq, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

        5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        6. EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Amendment and all of the transactions contemplated herein.

        7. DEFINITIONS. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Option Agreement as of the date set forth in the first paragraph hereof.

                                            CALLIDA GENOMICS, INC.



                                            By:________________________________
                                               Name:
                                               Title:


                                            N-MER, INC.

                                            By:________________________________
                                               Name:
                                               Title:


                                            AFFYMETRIX, INC.

                                            By:________________________________
                                               Name:
                                               Title:








              (Signature page to Amendment to the Option Agreement)